Exhibit 99.1

Contact:	FOR RELEASE:
Eliott Trencher	March 6, 2024
Executive Vice President,
Chief Financial Officer
and Chief Investment Officer
(310) 481-8587
or
Taylor Friend
Senior Vice President, Treasurer
(310) 481-8574

KILROY REALTY RECASTS ITS $1.1 BILLION SUSTAINABILITY-LINKED
UNSECURED REVOLVING CREDIT FACILITY

LOS ANGELES, CA – March 6, 2024 — Kilroy Realty Corporation (NYSE: KRC) (the “Company”), today announced that its operating partnership, Kilroy Realty, L.P. (the “Borrower”), has closed on an amended and restated senior unsecured revolving credit facility that permits borrowings of up to $1.1 billion (the “Revolving Credit Facility”). The term of the Revolving Credit Facility was extended three years and goes through July 31, 2028 before extension options.

“We are extremely pleased to announce the recast of our revolving credit facility, which has allowed us to extend the maturity of the facility by three years, while maintaining total available borrowing capacity,” stated Angela Aman, Chief Executive Officer of the Company. “Our strong banking partnerships continue to provide Kilroy with robust liquidity and financial flexibility as we look to capture outsized growth opportunities and create value for all stakeholders.”

The Revolving Credit Facility also features a sustainability-linked pricing component whereby the pricing can improve by 1 basis point per annum if the Borrower meets certain sustainability performance targets as verified by an independent third-party. Additionally, the Borrower may elect to borrow, subject to additional lender commitments and the satisfaction of certain conditions, up to an additional $500 million under the Revolving Credit Facility pursuant to an accordion feature. The Borrower expects to use the Revolving Credit Facility for general corporate purposes, including funding acquisition, development and redevelopment projects, and repaying debt.

Revolving Credit Facility Key Terms Overview

	Amended and Restated Revolving Credit Facility	Old Revolving Credit Facility
Amount	$1.1B	$1.1B
SOFR Borrowing Spread (1)	90 bps	90 bps
SOFR Credit Spread Adjustment	10 bps	10 bps
Annual Facility Fee (1)	20 bps	20 bps
Maturity Date before Extension Options	July 31, 2028	July 31, 2025
Extension Options	Two 6-Month	Two 6-Month

(1)The borrowing spread and facility fee are variable and subject to a ratings-based pricing grid based on the Borrower’s credit rating.

The Revolving Credit Facility was syndicated to a group of twelve U.S. and international banks led by JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, and U.S. Bank National Association, which acted as joint lead arrangers and joint bookrunners. JPMorgan Chase Bank, N.A. is the administrative agent for the Revolving Credit Facility and Bank of America, N.A. is the syndication agent. BMO Capital Markets Corp., The Bank of Nova Scotia, and Sumitomo Mitsui Banking Corporation acted as joint lead arrangers. Wells Fargo Bank, N.A., PNC Bank, National Association, U.S. Bank National Association, Barclays Bank PLC, BMO Bank, N.A., Sumitomo Mitsui Banking Corporation, and The Bank of Nova Scotia acted as co-documentation agents. Other participants in the Revolving Credit Facility include KeyBank National Association, The Bank of New York Mellon, and Associated Bank, National Association. J.P. Morgan Securities LLC and BofA Securities, Inc. acted as sustainability structuring agents.

In addition, the Company paid down its existing $520 million senior unsecured term loan facility (the “Existing Term Loan Facility”) by $200 million and extended the final maturity on an aggregate principal amount of $200 million of the remaining $320 million by 12 months to October 3, 2027, inclusive of exercising its two one-year extension options (the “New Term Loan Facility”). The borrowing rate under the New Term Loan Facility is variable and subject to a ratings-based pricing grid, currently calculated as one-month Adjusted Secured Overnight Financing Rate (“SOFR”) plus 95-basis points, unchanged from the prior rate. The New Term Loan Facility was syndicated to a group of twelve U.S. and international banks led by JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, U.S. Bank National Association, and The Bank of Nova Scotia, which acted as joint lead arrangers and joint bookrunners.

About Kilroy Realty Corporation
Kilroy Realty Corporation (NYSE: KRC, the “Company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, Greater Seattle and Austin. The Company has earned global recognition for sustainability, building operations, innovation and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects. As of December 31, 2023, Kilroy’s stabilized portfolio totaled approximately 17.0 million square feet of primarily office and life science space that was 85.0% occupied and 86.4% leased. The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 92.5%. In addition, the Company had two in-process life science redevelopment projects totaling approximately 100,000 square feet with total estimated redevelopment costs of $80.0 million and one approximately 875,000 square foot in-process development project with a total estimated investment of $1.0 billion.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including being listed on the Dow Jones Sustainability World Index, earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being named ENERGY STAR Partner of the Year and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwel and ENERGY STAR certifications across the portfolio.

A significant part of the Company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the fifth year in a row, the Company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than the employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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